Exhibit 99.1

Special Committee of Nordstrom Board Confirms Receipt of Going-Private Transaction

Proposal from Nordstrom Family and Liverpool

SEATTLE, September 4, 2024 – The special committee of the Board of Directors of Nordstrom, Inc. (NYSE: JWN) today confirmed receipt of a proposal from Erik and Pete Nordstrom, other members of the Nordstrom family, and El Puerto de Liverpool, S.A.B. de C.V. (“Liverpool”) (BMV: LIVEPOL) to acquire all of the outstanding shares of the Company, other than shares held by members of the Nordstrom family and Liverpool, for $23.00 per share in cash.

The proposal states that the merger consideration would be financed through a combination of rollover equity and cash commitments by members of the Nordstrom family and Liverpool and $250 million in new bank financing, with the existing indebtedness of the Company to remain outstanding.

The special committee, composed of independent and disinterested directors, was formed in response to interest expressed by Erik and Pete Nordstrom in exploring a possible transaction. The special committee and the other independent directors will carefully review the proposal in consultation with independent financial and legal advisors to determine the course of action that is in the best interests of Nordstrom and all shareholders. No action is required by Nordstrom shareholders at this time.

There can be no assurance that the Company will pursue this transaction or other strategic outcome, or that a proposed transaction will be approved or consummated. The Company does not intend to disclose further developments regarding this matter unless and until further disclosure is determined to be appropriate or necessary.

Morgan Stanley & Co. LLC and Centerview Partners LLC are acting as financial advisors to the special committee, and Sidley Austin LLP and Perkins Coie LLP are acting as legal counsel.

ABOUT NORDSTROM

At Nordstrom, Inc. (NYSE: JWN), we exist to help our customers feel good and look their best. Since starting as a shoe store in 1901, how to best serve customers has been at the center of every decision we make. This heritage of service is the foundation we’re building on as we provide convenience and true connection for our customers. Our interconnected model enables us to serve customers when, where and how they want to shop – whether that’s in-store at more than 350 Nordstrom, Nordstrom Local and Nordstrom Rack locations or digitally through our Nordstrom and Rack apps and websites. Through it all, we remain committed to leaving the world better than we found it.

Certain statements in this press release contain or may suggest “forward-looking” information (as defined in the Private Securities Litigation Reform Act of 1995) that involves risks and uncertainties that could cause results to be materially different from expectations. The words “will,” “may,” “designed to,” “outlook,” “believes,” “should,” “targets,” “anticipates,” “assumptions,” “plans,” “expects” or “expectations,” “intends,” “estimates,” “forecasts,” “guidance” and similar expressions identify certain of these forward-looking statements. The Company also may provide forward-looking statements in oral statements or other written materials released to the public. All statements contained or incorporated in this press release or in any other public statements that address such future events or expectations are forward-looking statements. Important factors that could cause actual results to differ materially from these forward-looking statements are detailed in the Company’s Annual Report on Form 10-K for the fiscal year ended February 3, 2024, as supplemented by the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended May 4, 2024, and the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended August 3, 2024, to be filed with the SEC on or about September 5, 2024. In addition, forward-looking statements contained in this release may be impacted by the actual outcome of events or occurrences related to the Company’s announcement of its receipt of a proposal by members of the Nordstrom family and El Puerto de Liverpool, S.A.B. de C.V. to acquire all the outstanding shares of the Company. These forward-looking statements are not guarantees of future performance and speak only as of the date made, and, except as required by law, the Company undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events, new information or future circumstances.

# # #

INVESTOR CONTACT:

James Duies

Nordstrom, Inc.

InvRelations@Nordstrom.com

MEDIA CONTACT:

Stephanie Corzett

Nordstrom, Inc.

NordstromPR@Nordstrom.com

Matthew Sherman / Tim Ragones

Joele Frank, Wilkinson Brimmer Katcher
(212) 355-4449